SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.

       Date of Report (Date of Earliest Event Reported): August 22, 2000
                                                         ---------------

                         WALLSTREET RACING STABLES, INC.
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             (Exact name of registrant as specified in its charter)


   Colorado                      0-23823                         84-1313024
   --------                      -------                         ----------
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)

                    1001 Kings Avenue, Suite 220
                     Jacksonville, Florida                      32207
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               (Address of Principal Executive Offices)       (Zip Code)


        Registrant's telephone number including area code: (904) 346-0170
                                                           --------------


       (Former name or former address, if changed since last report): N/A



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Item 8. CHANGE IN FISCAL YEAR

     Effective June 21, 2000, pursuant to the terms of an Agreement and Plan of Reorganization, Wallstreet Racing Stables, Inc. (the "Company," "we" or "us") acquired all of the outstanding stock of Pipeline Technologies, Inc., a privately held Florida corporation ("Pipeline"). In connection with that acquisition, we issued 8,453,425 shares of our common stock to the former shareholders of Pipeline, representing approximately 89.5% of the then-issued and outstanding common stock. Because of the number of shares issued in connection with the acquisition, the transaction has been treated as a recapitalization of Pipeline as though Pipeline were the acquiring entity, although from a legal standpoint, we were the acquiring entity. The transaction was essentially treated as a reverse acquisition for accounting purposes, as if Pipeline had acquired us.

     Historically, Pipeline had a fiscal year end of December 31. Because Pipeline is deemed the acquiring entity for accounting purposes, its fiscal year survives for reporting purposes under relevant rules of the Securities and Exchange Commission.

     On August 22, 2000, a determination was made to change the fiscal year end of Pipeline from December 31 to June 30. The decision was made by the Company's Board of Directors and will be effective for the period ending June 30, 2000. The Transition Report covering the period December 31, 1999 to June 30, 2000 will be filed on Form 10-KSB within the prescribed due date for that Report.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WALLSTREET RACING STABLES, INC.

Date: August 24, 2000                 By:  /s/ Timothy J. Murtaugh
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                                                Timothy J. Murtaugh, President